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                                                                    Exhibit 99.4

                                PAUL M. TELLIER

                     President and Chief Executive Officer
                       Canadian National Railway Company
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Paul M. Tellier was appointed President and Chief Executive Officer and a
Director of the Canadian National Railway Company on October 1, 1992.

Mr. Tellier had been Clerk of the Privy Council and Secretary to the Cabinet of the Government of Canada, the top public servant in the country, since August 1985.

He is a graduate of the universities of Ottawa and Oxford, England, and was admitted to the Quebec Bar in 1963.

Mr. Tellier served in many positions in the public sector, including Deputy Minister of Indian Affairs and Northern Development in 1979 and, in 1982, as Deputy Minister of Energy, Mines and Resources.

Mr. Tellier is a Director of the following companies: Alcan Aluminium Limited, BCE/Bell Canada, Bombardier Inc. and McCain Foods Limited. He is a former Chairman of the Conference Board of Canada. As of May 1999, he is the Co-Chairman of the Canada-Japan Business Council (CJBC).

Mr. Tellier was appointed Companion of the Order of Canada in 1993.

In 1997, Mr. Tellier was chosen by Railway Age as the Railroader of the Year.

In 1998, he was selected by his peers in Canada as the CEO of the Year.